Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 2025 with respect to the consolidated financial statements of E-Home Household Service Holdings Limited (the “Company”) included in the Annual Report on Form 20-F of the Company for the year ended June 30, 2025.

/s/ Enrome LLP

Singapore

October 20, 2026

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